UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2009

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-152760 (1933 Act)	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas
76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On December 18, 2009, United Development Funding IV (“UDF IV”) entered into two Participation Agreements (collectively, the “Participation Agreements”) with UMT Home Finance, L.P., a Delaware limited partnership (“UMTHF”), pursuant to which UDF IV purchased a participation interest in UMTHF’s interim construction loan facilities (the “Construction Loans”) to Buffington Texas Classic Homes, LLC, a Texas limited liability company, and Buffington Signature Homes, LLC, a Texas limited liability company (collectively, “Buffington”).

The Construction Loans provide Buffington, which is a homebuilding group, with residential interim construction financing for the construction of new homes in the greater Austin, Texas area.  The Construction Loans are evidenced by promissory notes, are secured by first lien deeds of trust on the homes financed under the Construction Loans, and are guaranteed by the parent company and the principals of Buffington.

Pursuant to the Participation Agreements, UDF IV will participate in the Construction Loans by funding UMTHF’s lending obligations under the Construction Loans up to a maximum amount of $3,500,000.  The Participation Agreements give UDF IV the right to receive payment from UMTHF of principal and accrued interest relating to amounts funded by UDF IV under the Participation Agreements.  The interest rate under the Construction Loans is the lower of 13% or the highest rate allowed by law.  UDF IV’s participation interest is repaid as Buffington repays the Construction Loans.  For each loan originated to it, Buffington is required to pay interest monthly and to repay the principal advanced to it upon the sale of the home or in any event no later than 12 months following the origination of the loan.  The Participation Agreements provide for a one - year term commencing on December 18, 2009.

UMTHF will continue to manage and control the Construction Loans while UDF IV owns a participation interest in the Construction Loans.  Pursuant to the Participation Agreements, UDF IV has appointed UMTHF as its agent to act on its behalf with respect to all aspects of the Construction Loans, including the control and management of the Construction Loans and the enforcement of rights and remedies available to the lender under the Construction Loans.

UMTH General Services, L.P., a Delaware limited partnership (“UMTH GS”), is UDF IV’s advisor and is responsible for managing UDF IV’s affairs on a day-to-day basis. UMTH GS  also serves as the advisor for United Mortgage Trust, a Maryland real estate investment trust, which owns 100% of the interests in UMTHF.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "can" "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "seek," "estimate," "continue," "plan," "point to," "project," "predict," "could," "intend," "target," "potential," and other similar words and expressions of the future. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, future economic, competitive and market conditions, regulatory framework, and future business decisions, and the other factors referenced in our Prospectus, which contains a list of specific risk factors that could cause actual results to differ materially from those indicated by our forward-looking statements made in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: December 22, 2009	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer
(Principal Executive Officer)